UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2004

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-20618	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 Broken Sound Blvd., N.W., Boca Raton, FL		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	561-994-6015

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2004, RailAmerica, Inc. (the "Company") entered into a $450 million amended and restated senior credit facility. UBS Securities LLC served as the sole lead arranger and bookrunner for the facility. The refinancing consists of a seven-year $350 million term loan and a six-year $100 million revolving credit facility. The term loans amortize at a rate of 1% over the next six years with the remainder amortizing ratably over the last four quarters. In addition to extending the term for two years, the Company reduced the margin rate on the debt by 50 basis points.

The loans are guaranteed by the Company’s U.S. subsidiaries and secured by their assets. The $37 million Canadian term loan tranche and the $10 million Canadian revolving loan tranche of the facility are also guaranteed by the Company’s Canadian subsidiaries and secured by their assets. The loans may be accelerated by the lenders following an event of default as defined in the Amended and Restated Credit Agreement. This description of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by the full text of such document, which will be filed as Exhibit 10.95 in an amendment to this 8-K on October 6, 2004.

Also on September 29, 2004, the Company accepted the tender of approximately $126 million of the $130 million outstanding principal amount of its 12 7/8% Senior Subordinated Notes due August 15, 2010 (the "Notes") following the expiration of the tender offer the Company launched on August 31, 2004. The Company paid approximately $145 million to redeem these Notes and make consent payments. Prior to expiration of the related consent solicitation on September 14, 2004, holders of most of the outstanding Notes tendered their securities and consented to the proposed amendments to the related indenture. Upon RailAmerica's acceptance for purchase of the tendered Notes, the Fourth Supplemental Indenture (the "Supplemental Indenture"), dated September 20, 2004 among the Company and Wells Fargo Bank, N.A. (the "Trustee"), which amends the original Indenture to remove most of the restrictive covenants, became operative. These amendments are binding upon the holders of Notes that were not tendered in the tender offer. UBS Securities acted as Dealer Manager for the tender offer and consent solicitation. The Company used the proceeds from the sale of its Australian railroad, Freight Australia, and drawings under its amended and restated credit facility to fund the repurchase and make consent payments in connection with the tender offer and consent solicitation.

The description of the Fourth Supplemental Indenture is not complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 4.16 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4.15- Third Supplemental Indenture

Exhibit 4.16- Fourth Supplemental Indenture

Exhibit 10.95- Exhibit to be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc. (Registrant)

October 5, 2004	By:	Robert J. Rabin

Name: Robert J. Rabin
Title: Vice President and Corporate Controller (Chief Accounting Officer)

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Exhibit Index

Exhibit No.	Description

EX-4.15	Third Supplemental Indenture
EX-4.16	Fourth Supplemental Indenture